UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2019
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THE HAIN CELESTIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

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Delaware	0-22818	22-3240619
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Marcus Avenue, Lake Success, NY 11042
(Address of principal executive offices)

Registrant’s telephone number, including area code: (516) 587-5000
Former name or former address, if changed since last report: N/A

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	HAIN	The NASDAQ® Global Select Market

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On October 28, 2019, the Compensation Committee of the Board of Directors of The Hain Celestial Group, Inc. (the “Company”) adopted The Hain Celestial Group, Inc. Amended and Restated Executive Incentive Plan (the “Restated Plan”). The Restated Plan amends and restates The Hain Celestial Group, Inc. 2015-2019 Executive Incentive Plan (the “Prior Plan”), which originally became effective as of July 1, 2014, and covered annual incentive awards granted through and including the fiscal year ended June 30, 2019. The Restated Plan amends the Prior Plan primarily to, among other matters, (1) remove certain terms, conditions, definitions and requirements relating to the qualified performance-based exception to Section 162(m) of the Internal Revenue Code of 1986, as amended, which was repealed by 2017 tax reform legislation and (2) provide for an indefinite term. Otherwise, the Restated Plan does not change the type or amount of annual executive incentive awards that would have been available under the Prior Plan.

The foregoing summary is qualified by reference to the Restated Plan, a copy of which is included as Exhibit 10.1 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	The Hain Celestial Group, Inc. Amended and Restated Executive Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Date: November 1, 2019

THE HAIN CELESTIAL GROUP, INC.

By:	/s/ Kristy Meringolo
Name:	Kristy Meringolo
Title:	Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer